Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Appoints JSB-Partners to Lead Partnership Discussions
on Bezalip® SR for the US Market

MILTON, ONTARIO CANADA -- (Marketwired - March 3, 2014) - Tribute Pharmaceuticals Canada Inc. (OTCQB:TBUFF) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada, today announced that it has entered into an agreement with JSB-Partners (“JSB”), a global life sciences advisor, to support Tribute in finding a co-development and commercial partner for the Company’s Bezalip® SR (bezafibrate) in the U.S.

The agreement includes the search, selection and negotiation of a potential alliance, with the objective of licensing certain of Tribute’s U.S. rights in pursuit of its initial target indication of severe hypertriglyceridemia (“SHTG”).  The Investigational New Drug (IND) Application for Bezalip® SR (bezafibrate) was cleared by the U.S. Food and Drug Administration (FDA) in November 2013.

“We are delighted to have the support of JSB as we continue to work towards the partnering and ultimately the regulatory approval of Bezalip® SR in the U.S.,” said Rob Harris, President and CEO of Tribute. “JSB has a proven track record of building meaningful partnerships including previous experience in the metabolic field. With the IND for Bezalip recently cleared by the FDA, our goal now is to leverage JSB’s extensive transaction experience and large network of pharmaceutical and biotech contacts to help us create a focused target list of optimal transaction partners in the U.S.”

Bezalip® SR is a modified-release tablet that has been approved in over 40 countries across the globe and has over 20 years of safety data.    Tribute holds the exclusive license to develop and commercialize Bezalip SR in the U.S. from Actavis and also markets Bezalip SR in Canada where according to IMS it enjoys about 13% market share of the “fibrate” sales in Canada.

SHTG is a condition in which triglyceride levels are elevated, often caused or exacerbated by uncontrolled diabetes mellitus, obesity, and sedentary habits. This condition is a risk factor for coronary artery disease and it is estimated that nearly four million¹ Americans suffer from SHTG.  Pharmacological treatment for SHTG often includes other fibrate drugs such as fenofibrate and gemfibrozil and Omega-3 fatty acid (fish oil) products that combined, had sales of approximately 3.5 billion dollars in the US in 2013.

¹Archives of Internal Medicine, 2009;169(6) 572-578

About JSB-Partners

JSB-Partners is a global transaction advisory firm with a proven history in creating value for its clients.  The partners' broad life science and medical backgrounds also include deep and diverse expertise in financial, commercial, and strategic business transactions at the global level.  JSB has extensive and trusted relationships with pharma/biotech clients and shareholders, and a proven partnering process, which allows them to achieve value-maximizing transactions and aligned incentives for stakeholders.  JSB's senior team members are located in the United States, Europe, and Japan.

For further information on JSB Partners visit the company’s website:
http://www.jsb-partners.com .

Contact:

Wolfgang Stoiber
Managing Partner
+1 978 318 9799 x880
wstoiber@jsb-partners.com

About Tribute Pharmaceuticals Canada Inc.

Tribute is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), and Collatamp G®(gentamicin-impregnated collagen) in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships.

For further information on Tribute visit the Company's website: http://www.tributepharma.com.

Tribute Pharmaceuticals' Forward Looking Statement

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including statements regarding our expectations regarding clinical trials, the timing of clinical results, development timelines and regulatory filings and submissions for our product candidates, general economic conditions, the ability of Tribute to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf
Cambia® is a registered trademark and under license from Depomed, Inc.
Collatamp G® is a registered trademark and under license EUSA Pharma (Europe) Limited.

For further information on Tribute, visit http://www.tributepharma.com.

Contact:
Tribute Pharmaceuticals Canada Inc.
Scott Langille
CFO
905-876-3166
scott.langille@tributepharma.com     or
ir@tributepharma.com

Kevin Fickle
President, Nuwa Group LLC
Phone: (925) 330-8315
Email: Kevin@nuwagroup.com

###